EXHIBIT 99.(g)(2)

CASH SWEEP RIDER TO GLOBAL CUSTODY AGREEMENT

BETWEEN

THE CUSTOMER AND JPMORGAN CHASE BANK, N.A.

The text of Section 2.2 of the Global Custody Agreement between Customer and JPMorgan Chase Bank, N.A. is hereby numbered “2.2(a)” and the following is added as Section 2.2(b):

(b)         JPMorgan Chase Bank, N.A. (“Bank”) is hereby instructed, and Bank hereby agrees to arrange for the automatic investment of cash projected to be deposited in each cash account (“Cash Account”) of the custody account (“Custody Account”) of the Customer maintained at Bank in the name of the customer (or a series thereof, as applicable) designated on Schedule A, attached hereto, into such Morgan Stanley money market mutual fund (the “Money Market Fund”) designated by the Customer and specified on Schedule A, before the Money Market Fund’s cut-off time each banking day, regardless of whether or not Bank or any affiliate receives any fees for services rendered from such Money Market Fund (all of which such fees Bank is specifically authorized to retain). Bank fees from the Customer for services rendered pursuant to this Rider, shall be in accordance with the Global Fee Agreement between the parties then in effect. Bank will calculate such cash projections based on prior transaction history and patterns and other information provided by the Customer. Bank agrees not to charge overdraft fees to the extent an overdraft is caused by Bank’s negligent calculation of the cash projected to be available to invest in the Money Market Fund. Further, in this regard, Bank is directed to arrange for all automatic redemption of such mutual fund share as may be necessary to avoid any potential overdraft hereunder that Bank perceives based upon the information available to Bank at the time of such redemption or withdrawal. The Customer agrees that it will read the Prospectus for the class of shares the Customer is purchasing in the Money Market Fund prior to investing. The Prospectus sets forth fees and expenses applicable to the Customer’s purchase of shares of the Money Market Fund (“Shares”). The Customer also acknowledges that it is relying solely on the representations contained in the relevant Prospectus and that Bank has not provided any investment, tax or accounting advice, nor has it made any recommendation with respect to the Customer’s purchase of Shares. The Customer further acknowledges that certain services for which bank is paid fees by Money Market Funds in which the Customer (or a series thereof, as applicable) invests may overlap the services Bank provides under this Rider.

INVESTMENTS IN THE MONEY MARKET FUNDS ARE NOT BANK DEPOSITS, OR GUARANTEED OR ENDORSED BY BANK. MONEY MARKET FUND SHARES ARE NOT ISSUED OR GUARANTEED BY THE FDIC, THE UNITED STATES GOVERNMENT OR ANY STATE GOVERNMENT, OR ANY AGENCY OR UNIT THEREOF. THERE IS NO ASSURANCE THAT ANY MONEY MARKET MUTUAL FUND WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE. INVESTMENTS IN MUTUAL FUNDS INVOLVE RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL. THE CUSTOMER HAS MADE ITS OWN INDEPENDENT ASSESSMENT OF THE APPROPRIATENESS OF THE SWEEP SERVICE AND THE INVESTMENTS IN THE MONEY MARKET FUND FOR ITS OWN NEEDS AND REQUIREMENTS, AND ASSUMES ALL RISK OF LOSS RESULTING FROM ANY DECISION IT MAKES TO PURCHASE, EXCHANGE OR SELL SHARES OF THE MONEY MARKET FUNDS, OR TO AUTHORIZE THE SAME ON ITS BEHALF.

Each of the Funds Listed on Schedule B		JPMorganChase Bank, N.A.
(each, a “Customer”)

By:	/s/ Ronald E. Robison	By:	/s/ Mark Kucera
	Signature	Signature

	President and Principal Executive Officer	Vice President
	Title	Title

	April 1, 2007	April 1, 2007
	Date	Date

CASH SWEEP RIDER

Schedule A

Date:

Customer Name	Cash Account Number	Money Market Fund Name/Number

Schedule B

Morgan Stanley FX Series Funds—

The FX Alpha Portfolio

The FX Alpha Plus Portfolio

The Universal Institutional Funds, Inc.—

Asian Equity Portfolio

Balanced Portfolio

Core Equity Portfolio

Core Plus Fixed Income Portfolio

Emerging Markets Debt Portfolio

Emerging Markets Equity Portfolio

Equity and Income Portfolio

Equity Growth Portfolio

Global Franchise Portfolio

Global Real Estate Portfolio

Global Value Equity Portfolio

High Yield Portfolio

International Fixed Income Portfolio

International Growth Equity Portfolio

International Magnum Portfolio

Investment Grade Fixed Income Portfolio

Mid Cap Growth Portfolio

Multi-Asset Class Portfolio

Small Company Growth Portfolio

Targeted Duration Portfolio

U.S. Mid-Cap Value Portfolio

U.S. Real Estate Portfolio

Value Portfolio

Morgan Stanley Institutional Fund Inc.—

Active International Allocation Portfolio

Disciplined Large Cap Value Active Extension Portfolio

Emerging Markets Debt Portfolio

Emerging Markets Portfolio

Focus Equity Portfolio

Global Franchise Portfolio

Global Real Estate Portfolio

Global Value Equity Portfolio

International Equity Portfolio

International Growth Active Extension Portfolio

International Growth Equity Portfolio

International Magnum Portfolio

International Real Estate Portfolio

International Small Cap Portfolio

Large Cap Relative Value Portfolio

Small Company Growth Portfolio

Systematic Active Large Cap Core Portfolio

Systematic Active Small Cap Core Portfolio

Systematic Active Small Cap Growth Portfolio

Systematic Active Small Cap Value Portfolio

Systematic Large Cap Core Active Extension Portfolio

U.S. Large Cap Growth Portfolio

U.S. Real Estate Portfolio

Morgan Stanley Institutional Fund Trust—

Advisory Global Fixed Income Portfolio

Advisory Global Fixed Income Portfolio II

Advisory Portfolio

Advisory Portfolio—Series 1

Advisory Portfolio—Series 2

Balanced Portfolio

Core Fixed Income Portfolio

Core Plus Fixed Income Portfolio

Equities Plus Portfolio

High Yield Portfolio

Intermediate Duration Portfolio

International Fixed Income Portfolio

Investment Grade Fixed Income Portfolio

Limited Duration Portfolio

Long Duration Fixed Income Portfolio

Mid Cap Growth Portfolio

Municipal Portfolio

U.S. Mid Cap Value Portfolio

U.S. Small Cap Value Portfolio

Value Portfolio

Morgan Stanley European Equity Fund

Morgan Stanley Global Dividend Growth Fund,

Morgan Stanley International Fund

Morgan Stanley International Small Cap Fund

Morgan Stanley International Value Equity Fund

Morgan Stanley Japan Fund

Morgan Stanley Pacific Growth Fund

Morgan Stanley Technology Fund

Morgan Stanley Variable Investment Series-

European Equity Portfolio

Global Dividend Growth Portfolio

Morgan Stanley Asia-Pacific Fund, Inc.

Morgan Stanley Emerging Markets Fund, Inc.

Morgan Stanley India Investment Fund, Inc.

Morgan Stanley Eastern Europe Fund, Inc.

Morgan Stanley Emerging Markets Domestic Debt Fund, Inc.

Morgan Stanley High Yield Fund, Inc.

Morgan Stanley Global Opportunity Bond Fund, Inc.

Morgan Stanley Emerging Markets Debt Fund, Inc.

The Malaysia Fund, Inc.

The Latin American Discovery Fund, Inc.

The Turkish Investment Fund, Inc.